SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SOUTHERN SECURITY BANK CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(a) and 0-11.

         1) Title of each class of securities to which transaction applies:

            _______________________________________________________________

         2) Aggregate number of securities to which transaction applies:

            _______________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________________________

         4) Proposed maximum aggregate value of transaction:________

         5)  Total fee paid:______________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount  Previously   paid:______________________________
         2)  Form, Schedule or Registration No.______________________
         3)  Filing Party:___________________________________________
         4)  Date Filed:_____________________________________________

                       SOUTHERN SECURITY BANK CORPORATION
                              3475 SHERIDAN STREET
                            HOLLYWOOD, FLORIDA 33021

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 21, 1999

To the Shareholders of Southern Security Bank Corporation:

     Notice is hereby given that the Annual Meeting of the Shareholders of Southern Security Bank Corporation ("Southern Security") will be held at the corporate offices of Southern Security located at 3475 Sheridan Street, Hollywood, Florida on Tuesday, December 21, 1999 at 4:00 p.m. for the following purposes:

     1. To consider and take action upon approval of an amendment to Southern Security's Certificate of Incorporation to include provisions relating to the adoption of a classified board of directors;

     2. To elect two Class I directors to serve until the 2000 annual meeting, two Class II directors to serve UNTIL THE 2001 ANNUAL MEETING AND TWO CLASS III DIRECTORS to serve until the 2002 annual meeting (in the event that Proposal No. 1 is not adopted, then all directors elected at the annual meeting will hold office until the next annual meeting of stockholders and until their successors are elected and qualified);

     3. To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on November 17, 1999 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders.

                                            By Order of the Board of Directors,

                                            Floyd D. Harper
                                            Vice President and Secretary

Hollywood, Florida
November 22, 1999

             WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING,
                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
                   RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                       SOUTHERN SECURITY BANK CORPORATION
                              3475 SHERIDAN STREET
                            HOLLYWOOD, FLORIDA 33021
                                 (954) 985-3900


This Proxy Statement is furnished to the holders of Class A Common Stock (the "Common Stock") of Southern Security Bank Corporation ("Southern Security") in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board" individually a "Director" or the "Directors") for use at the Annual Meeting of Shareholders of Southern Security to be held on December 21, 1999 (the "Annual Meeting"), or any adjournment thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about November 22, 1999.

Shareholders who execute proxies will retain the right to revoke them at any time before they are exercised. If you sign and return the enclosed proxy, the shares represented thereby will be voted for the amendments to the Certificate of Incorporation (the "Certificate") and for the nominees of the Board, unless otherwise indicated on the proxy.

Under the Delaware General Corporation Law ("DGCL" or "Delaware Corporate Law") and Southern Security's By-Laws ("By-Laws"), the presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The number of shares whose holders are present, or represented by proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the DGCL and the By-Laws, the Directors standing for election must be elected by a plurality of the votes cast. For voting purposes, all proxies marked "for", "against", "abstain", or "withhold authority" will be voted in accordance with those instructions.

The cost of solicitation of proxies by the Board will be borne by Southern Security. In addition to solicitations by mail, employees of Southern Security and its subsidiary may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of Southern Security or its subsidiary will receive any compensation for their solicitation activities in addition to their regular compensation. Southern Security will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of Southern Security stock held of record by such persons.

The Board has fixed the close of business on November 17, 1999 as its record date, the time as of which shareholders entitled to notice of and to vote at the Annual Meeting shall be determined. There were 5,913,050 shares of Southern Security's Common Stock outstanding and entitled to vote at the close of business on November 17, 1999.

                                 PROPOSAL NO. 1

PROPOSAL TO CONSIDER AND TAKE ACTION UPON APPROVAL OF AN AMENDMENT TO SOUTHERN SECURITY'S CERTIFICATE OF INCORPORATION TO INCLUDE PROVISIONS RELATING TO THE ADOPTION OF A CLASSIFIED BOARD OF DIRECTORS.

The Board of Directors, by resolution adopted on November 2, 1999, unanimously approved and recommended for approval by Southern Security's stockholders an amendment to its Certificate of Incorporation ("Certificate") that would establish a classified board of directors. The affirmative vote of a majority of the outstanding shares of the Common Stock is required for adoption of the amendment.

The classified board provisions are intended to promote management continuity and stability and to afford time and flexibility in responding to hostile tender offers. The classified board provisions have a number of related features that are intended to be approved as a whole, rather than in their constituent parts, in order to meet these purposes. A copy of the proposed amendment to the Certificate is attached as Appendix A.

DESCRIPTION OF CLASSIFIED BOARD PROVISIONS

The following discussion analyzes the constituent parts of the classified board provisions.

ESTABLISHMENT OF CLASSIFIED BOARD OF DIRECTORS - REMOVAL OF DIRECTORS ONLY FOR CAUSE.

The classified board provisions of the Certificate would divide the Board into three classes of directors, namely, Class I, Class II and Class III, with the number of directors in each class to be as nearly equal as possible, and with each class to be elected for a three-year term on a staggered basis. Insofar as the number of directors of Southern Security is presently fixed at six, each class would be comprised of two directors. Following the interim arrangement described below in "Implementation of Classified Board Provisions," the Directors of each class will serve three-year terms, and the term of one class will expire each year. Under the amended Certificate, shareholders would only be permitted to remove Directors for cause.

Under Southern Security's current Certificate of Incorporation and By-laws, the Directors hold office until the next annual meeting and until their successors are elected or qualified, or until their earlier death, resignation or removal. Delaware Corporate Law provides that where a corporation's board of directors is not classified, any director or the entire board of directors may be removed, with or without cause, by a majority of the shares then entitled to vote in an election of directors.

Delaware Corporate Law provides that a corporation's certificate of incorporation may provide that the directors be divided into up to three classes with each class to be initially elected for a period of one, two or three years, as appropriate. Delaware Corporate Law further provides that, unless the corporation's certificate of incorporation specifically provides otherwise, if a corporation has a classified board, then the directors of the corporation may only be removed by the shareholders for cause. The proposed amended Certificate will not have a provision allowing removal of directors other than for cause.

SIZE OF THE BOARD OF DIRECTORS.

As part of the classified board provisions, the Certificate will provide that the number of directors shall be fixed from time to time exclusively by resolution passed a majority of the entire Board, which in no event shall cause the term of any incumbent director to be shortened or cause a decrease in the number of classes of directors except as required by law.

Currently, Southern Security's By-Laws provide for a set number of directors. By action of the Board of Directors, the present number of directors is fixed at six.

Delaware law provides that the Board of Directors of a corporation shall consist of one or more members, which number shall be fixed in a manner provided by the by-laws of the corporation, unless the corporation's certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation.

REQUIREMENT THAT VACANCIES IN THE BOARD OF DIRECTORS BE FILLED SOLELY BY THE VOTE OF A MAJORITY OF DIRECTORS THEN IN OFFICE.

As part of the classified board provisions, the amended Certificate would require that any vacancies and newly created directorships shall be filled exclusively by vote of a majority of the directors then in office or the sole remaining director. Any director so elected by the Board to fill a vacancy would become a member of the same class as the director he or she succeeds and would hold office for the remainder of the term of that class of director and until his or her successor shall have been elected and qualified.

Currently, under Delaware law and Southern Security's By-laws, any vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, though less than a quorum, or the sole remaining director or the shareholders at the next annual meeting thereof.

REQUIREMENTS TO AMEND OR REPEAL ANY OF THE FOREGOING AMENDMENTS.

Under Delaware Corporate Law, the power to amend, alter or repeal provisions of a corporation's certificate of incorporation requires the approval of both the Board of Directors and the holders of a majority of the voting power of shares entitled to vote thereon. A corporation may provide in its certificate of incorporation, however, for a higher percentage vote than is otherwise required by law for any corporate action. Once such a supermajority provision is adopted, Delaware Corporate Law requires an equally large supermajority vote to amend, alter or repeal the provision. The proposed amendment to the Certificate provides that, in addition to any requirements of law and any other provision of the Certificate, the affirmative vote of the holders of two-thirds or more of the combined voting power of the outstanding voting stock of Southern Security shall be required to amend, alter or repeal, or adopt any provision inconsistent with, the classified board provisions.

IMPLEMENTATION OF CLASSIFIED BOARD PROVISIONS; DESIGNATION OF DIRECTORS TO CLASSES.

If the Shareholders approve these classified board provisions as proposed, Southern Security would file a Certificate of Amendment to the Certificate with the Delaware Secretary of State incorporating the provisions set forth in Appendix A.

In order to place the classes of Directors on a staggered basis for purposes of annual elections, the Directors in Classes I and II would initially hold office for one and two-year terms, respectively. The Directors in Class I, who will initially serve a one-year term, will be eligible for re-election to a full three-year term at the annual meeting of shareholders to be held in 2000. Directors in Class II, who will initially serve two-year terms, will be eligible for re-election for full three-years terms at the annual meeting of shareholders to be held in 2001. Directors in Class III, who initially serve full three-year terms, will be eligible for re-election for new three-year terms at the annual meeting of shareholders to be held in 2002. Thus, after the meeting to which this Proxy Statement relates, Shareholders will elect approximately one-third of the directors at each Annual Meeting of Shareholders. Each Director will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

If the classified board provisions are adopted and all of the Boards nominees are elected, then R. David Butler and Harold C. Friend will serve in the first class of Directors who will initially hold a one-year term; Philip C. Modder and Eugene J. Strasser will serve in the second class of Directors who will initially hold a two-year term; and James L. Wilson and Timothy S. Butler will serve in the third class of Directors who will initially hold a full three-year term.

CONFORMING AMENDMENTS TO THE BY-LAWS

Under Delaware Corporate Law, the board of directors may amend the by-laws of a corporation if they are authorized to do so by the corporation's certificate of incorporation. Southern Security's existing Certificate provides that its Board of Directors has the authority to amend its By-laws. If the classified board provisions are adopted, the Board of Directors intends to make revisions to Southern Security's By-laws to make them consistent with the provisions that will be contained in its amended Certificate.

OBJECTIVES AND POTENTIAL EFFECTS OF CLASSIFIED BOARD PROVISIONS

The Board believes that dividing the Directors into three classes and providing that Directors will serve three-year terms rather than one-year terms is in the best interest of the Southern Security and its shareholders because it should enhance the continuity and stability of Southern Security's management and the policies formulated by the Board. At any given time, at least two-thirds of the Directors will have at least one year of experience as Directors of the Southern Security and with its business affairs and operations. New Directors would therefore be given an opportunity to become familiar with the affairs of the Southern Security and to benefit from the experience of co-members of the Board who have served for longer than one-year terms. Although the Board believes Southern Security has not experienced problems with continuity and stability of leadership and policy during the short period of its existence, it hopes to avoid these problems in the future. The Board also believes that classification will enhance the Southern Security's ability to attract and retain well qualified individuals who are able to commit the time and resources to understand Southern Security, its business affairs and operations. The continuity and quality of leadership that results from a classified Board should, in the opinion of the Board, promote the long-term value of Southern Security.

The Board also believes that the classified board provisions are in the best interests of the Southern Security and its Shareholders because they should, if adopted, reduce the possibility that a third party could effect a sudden or surprise change in control of the Board. With shareholder approval, many companies have established classified boards or directors for this purpose. At least two annual meetings of shareholders, rather than one, will be required to effect a change in a majority of Board members. The delay afforded by the classified board provisions would help to ensure that the Board, if confronted by a hostile tender offer, proxy contest or other surprise proposal from a third party who has acquired a block of the Common Stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal, and to act in a manner which it believes to be in the best interest of Southern Security and its Shareholders.

If a potential acquirer were to purchase a significant or controlling interest in Southern Security, the acquirer could, if the Board is not classified, quickly obtain control of the Board and thereby remove Southern Security's management, which could severely curtail Southern Security's ability to negotiate effectively with the potential acquirer on behalf of all other Shareholders. The threat of quickly obtaining control of the Board could deprive the Board of the time and information necessary to evaluate the proposal, to study alternative proposals, and to help ensure that the best price is obtained in any transaction involving the Southern Security which may ultimately be undertaken. The proposed classification of the Board is designed to reduce the vulnerability of Southern Security to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all the Southern Security's outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of Southern Security.

The classified board provisions do not provide for the removal of directors "without cause" for several reasons. First, allowing shareholders to remove a director without cause could be used to subvert the protections afforded by the creation of a classified Board. One method employed by takeover bidders to obtain control of a board of directors is to acquire a significant percentage of a corporation's outstanding shares through a tender offer or open market purchases and to use the voting power of those shares to remove the incumbent directors and replace them with nominees chosen by the takeover bidder, who would be more willing to approve the terms of a merger or other business combination on terms less favorable to the other shareholders of Southern Security than those which would have been approved by the removed directors. Requiring cause in order to remove a director precludes the use of this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing Board before attempting a takeover. Thus, the absence of a provision allowing shareholders to remove a director without cause is consistent with, and supportive of, the concept of a classified board in its intended effect of moderating the pace of a change in the Board of the Southern Security. Second, the Board believes that the classified board provisions will properly condition a director's continued service upon his or her ability to serve rather than his or her position relative to a dominant stockholder.

Prohibiting a shareholder or group of shareholders with less than two-thirds of the outstanding voting stock from amending or repealing the classified board provisions is an essential part of the overall structure being proposed to encourage individuals or groups who desire to propose takeover bids or similar transactions to negotiate with the Board of Directors. This provision prevents a stockholder with a majority of the voting power of the Southern Security from subverting the requirements of the classified board provisions or any of them by repealing them with the vote of a simple majority.

Again, the classified board provisions are intended, in part, to encourage persons seeking to acquire control of the Southern Security to initiate an acquisition through arm's-length negotiations with the Board. The classified board provisions would not prevent a negotiated acquisition of the Southern Security with the cooperation of the Board, and a negotiated acquisition could be structured in a manner that would shift control of the Board to representatives of the acquirer as part of the transaction.

POTENTIAL DISADVANTAGES OF CLASSIFIED BOARD PROVISIONS

The constituent parts of the classified board provisions will operate in complementary fashion, as intended, to generally delay, deter or impede changes in control of the Board or the approval of certain stockholder proposals which would have the effect of facilitating changes in control of the Board, even if the holders of a majority of the Common Stock may believe the change or actions would be in their best interests. For example, classifying the Board would operate to increase the amount of time required for new stockholders to obtain control of Southern Security without the cooperation or approval of the incumbent Board, even if the new stockholders hold or acquire a majority of the voting power. Elimination of the right of stockholders to remove directors without cause may make the removal of any director more difficult (unless cause is readily apparent), even if a majority of stockholders believe removal to be in their best interest. Requiring a two-thirds vote of stockholders to amend or repeal the classified board provisions could, in effect, give minority stockholders the ability to veto the amendment or repeal of the classified board provisions, even if otherwise approved by a majority of stockholders. As a result, there is an increased likelihood that the classified board provisions could have the effect of making it easier for directors to remain in office for reasons relating to their own self interest, and since the Board has the power to retain and discharge management, also have the effect of making it easier for management to remain in office for reasons relating to their own self interest.

Additionally, one of the effects of the classified board provisions may be to discourage certain tender offers and other attempts to change control of Southern Security, even though stockholders might feel those attempts would be beneficial to them or Southern Security. Because tender offers for control usually involve a purchase price higher than the prevailing market price, the classified board provisions may have the effect of preventing or delaying a bid for the Southern Security's shares which could be beneficial to Southern Security and its stockholders.

Even though the adoption of the classified board provisions may have the these potential disadvantages, the Board nevertheless believes that the various protections afforded to the stockholders will result from the adoption of the classified board provisions will outweigh the potential disadvantages.

At this time the Board knows of no offer to acquire control of the Southern Security, nor does it know of any effort to remove any director, either for cause or without cause.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED FOR APPROVAL

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
       VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION.

Unless marked otherwise, proxies received by Southern Security will be voted in favor of adoption of the proposed Amendment to the Certificate of Incorporation.

                                   PROPOSAL II

                              ELECTION OF DIRECTORS

Six directors are to be elected at the meetings. The nominees proposed by the Board are listed below. If the stockholders approve Proposal One, then the Board will be classified into three groups of Directors that serve staggered terms of three years each. At the Annual Meeting, in accordance with amended Certificate and By-Laws, two (2) persons each are to be elected to the Board of Directors as Group I Directors to hold office until the year 2000, Group II Directors to hold office until the year 2001, Group III Directors to hold office until the year 2002. The Directors will hold office until the shareholder meeting where their successors are elected and qualified.

It is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees as Group I, serving until 2000 -- R. David Butler and Harold
C. Friend, Group II, serving until 2001 -- Philip C. Modder and Eugene J. Strasser; and Group III, serving until 2002 -- James L. Wilson and Timothy S. Butler.

All nominees have consented to serve as Directors, if elected. However, if at the time of the meeting any nominee should be unable to stand for election, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

Assuming that the Stockholders approve Proposal One, each Director is elected for a period of three years. The term of directorships are staggered as to expiration date, such that each year one-third of the directorship is subject to re-election. Vacancies may be filled by a majority vote of the Directors then remaining in office and newly created directorships resulting from any increase in the number of authorized Directors may be filled only by election at an annual meeting or at a special meeting of Shareholders called for that purpose; however, any additional Directors or vacancies filled may not take office nor serve, until proper applications and disclosures are filed with the Federal Reserve Bank of Atlanta (FRB), for prior approval therefrom. Once approval is obtained from the FRB, Director[s] may thereafter take office and serve in that capacity.


NAME                      TERM      AGE      POSITION                                  DIRECTOR SINCE
----                      ----      ---      --------                                  --------------
Philip C. Modder           2yr      58       Chairman of the Board, President          June 1992

James L. Wilson            3yr      54       Vice Chairman, Chief Executive Officer    June 1992

TIMOTHY S. BUTLER*         3yr      49       Director                                  December 1992

Eugene J. Strasser         2yr      53       Director                                  December 1992

Harold C. Friend           1yr      52       Director                                  December 1994

R. DAVID BUTLER, JR.*      1yr      50       Director                                  December 1994

*        Timothy S. Butler and R. David Butler, Jr. are cousins.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR.

MANAGEMENT

Certain information concerning the background of the Directors of Southern Security, the holding company that owns 97.5% of the outstanding capital stock of Southern Security Bank (the "Bank"), and the executive officers of the Bank is set forth below.

     PHILIP C. MODDER: Mr. Modder, Chairman of the Board and President of Southern Security and the Bank, has been involved in the banking industry since 1970. Modder was educated at Florida Atlantic University, Boca Raton, Florida which granted him a Bachelor of Science Degree in 1969, in the academic areas of Finance and Accounting. Prior to organizing Southern Security, Mr. Modder was President and Chief Executive Officer and an organizing director of Mizner Bank located in Boca Raton, Florida, from March 1987 to May 1992. Prior thereto, Mr. Modder served as Senior Vice President with Caribank headquartered in Palm Beach County, Florida, Senior Vice President and Area Manager of Atlantic National Bank, Vice President and Branch Manager for Sun Bank and Senior Credit Officer at First Bankers Bank. Mr. Modder currently serves as a Director and was a past Chairman of the Boca Raton Chamber of Commerce, serves as Vice Chairman of the Boca Raton Airport Authority and is President of the Rotary Club of Boca Raton.

     JAMES L. WILSON: Mr. Wilson, Chief Executive Officer and Vice Chairman of Southern Security and the Bank, is responsible for strategic planning and budgeting as well as, mergers and acquisitions. Mr. Wilson is also the Chairman of the Bank=s Director Loan & Discount Committee, and he oversees the activities of the holding company and the Bank. Mr. Wilson has been involved in banking and the finance industry in Florida since 1970, was educated at Union College where he received a degree in 1968. Prior to organizing Southern Security, Mr. Wilson was Executive Vice President and Senior Lending Officer of Boca Bank in Boca Raton, Florida from June 1990 to June 1992. From June 1985 to May 1990, Wilson was a Principal of Bayshore Investments, Tampa, Florida, a real estate finance and property management company. In the early 1980's he was Vice President, and Senior Real Estate Lending Officer for Southeast Bank, Tampa, Florida, overseeing the region=s $600 million loan portfolio. Wilson also held various positions with Royal Trust Bank (Canada), N.A. with USA offices in Miami, Florida. While at Royal Trust, Wilson was a member of the Bank Acquisition team, which purchased over one billion dollars in more than 30 banking company acquisitions. Wilson's biography has been published in multiple editions of Who's Who of America, the South and South West since 1984.

     FLOYD D.  HARPER:  Senior Vice  President  and Cashier of the Bank and Vice
President and Secretary of Southern Security, is responsible for the strategic management of all Internet operations, site maintenance, network systems and subsystems, information processing and operations, item processing systems, voice response system, Intranet system, and is the Year 2000 Coordinator. Mr. Harper graduated with honors with a B.A. Degree from Northwood University, West Palm Beach, Florida, received a Degree from University of Virginia Graduate School of Retail Bank Management, and has been designated a Certified Consumer Credit Executive. From January 1993 to October 1994, Mr. Harper was engaged by the Resolution Trust Corporation in the disposition of failed banking institutions of over $12 billion and as Regional Vice President of Administration. Prior to 1993, Mr. Harper was Executive Vice President, Chief Operating Officer and a Director for Southern National Bank, and was Vice President and District Manager for Chase Manhattan Corporation (Florida).

     PETER P. STEC: Mr. Stec, Senior Vice President and Senior Lending Officer of the Bank has been in banking since 1980, is experienced in bulk portfolio purchases of banking assets from a variety of investors, establishing loan participation relationships and supervising the implementation of loan & discount policy. He is also experienced in rehabilitating loan portfolios and in originating new borrowing relationships. Mr. Stec was educated at the University of Dayton, Ohio, where he received a degree in Business Administration granted in 1975. He has attended the Stonier Graduate School of Banking and is a Certified Lender-Business Banking, recognized by the American Bankers Association. From June 1987 to October 1989, Mr. Stec managed Commercial Lending, Loan Operations, and Credit Administration, as Senior Vice President of First American Bank, a $1.5 Billion Florida banking company. Mr. Stec had previously served as Vice President and Commercial Lending Manager for Boca Bank, Boca Raton, Florida, and as Assistant Vice President for Southeast Bank and Florida Coast Bank in Florida.

     HAROLD C. FRIEND, M.D.: Dr. Friend has served as a Director of Southern Security since 1994 and is a member of the Audit Committee. Dr. Friend has been a prominent resident of South Florida for 23 years. He received his B.A. from the University of Texas, and his M.D. degree from the University of Texas Southwestern Medical School in 1972. Dr. Friend is a board-certified Neurologist, practicing in Boca Raton, Florida. He has been active in numerous business activities, including past membership of the Mizner Bank's Advisory Board, President of Puget Sound Yellow Taxi, a transportation company located in Seattle, Washington from October 1990 to June 1993, and President of the Neuroscience Center in Boca Raton, Florida from June 1985 to the present. Dr. Friend has also held past and present positions with the Southern Region of the Boy Scouts, Executive Board of United Way, and the Local and International Rotary. Dr. Friend's biography is published in multiple editions of Who's Who of the South and South West.

     TIMOTHY S. BUTLER: Mr. Butler has served as a Director of Southern Security since 1992, is a member of Southern Security's Audit Committee as well as a Director of the Bank. Mr. Butler attended Florida State University, Tallahassee, Florida. He has served as the President of Butler Properties Ltd. since 1971 which manages the family assets consisting of substantial farm land and various other real estate holdings. From January 1989 to June 1992, Mr. Butler served as an Associate Director of Mizner Bank in Boca Raton, Florida.

     EUGENE J. STRASSER, M.D.: Dr. Strasser has served as a Director of Southern Security since 1992, is the Chairman of Southern Security's Audit Committee and as a Director of Bank. Dr. Strasser received his B.S. from the University of Maryland in 1968. He attended the University of Maryland Medical School in Baltimore, Maryland in 1972. He is licensed by the American Medical Board as a Board Certified General Surgeon and a Board Certified Plastic and Reconstructive Surgeon. He has established a private hospital, CosmoPlast Center, in Coral Springs, Florida, where he has practiced medicine since 1981.

     ROBERT DAVID BUTLER, JR.: Mr. Butler has served as a Director of Southern Security since 1994. Mr. Butler attended Carson-Newman College and the University of Tennessee and was graduated with degrees in Business Administration, English, and Music. After retiring from Eastern Airlines after fifteen years of service, in June of 1991 he established Pegasus Travel Management, a division of Regit Enterprises, Inc., of which he is the President and Chief Executive Officer. Mr. Butler resides in Coconut Grove, Florida, the location of the corporate headquarters of Regit Enterprises.

            BENEFICIAL OWNERSHIP OF SOUTHERN SECURITY'S COMMON STOCK
                      BY CERTAIN PERSONS AND BY MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Southern Security's Common Stock as of November 17, 1999 by each person known by Southern Security to be the beneficial owner of more than five percent of all classes of Southern Security's voting securities.

                                           SHARES OF COMMON STOCK                 PERCENTAGE OF
NAME & ADDRESS OF BENEFICIAL OWNER         BENEFICIALLY OWNED (1)               OUTSTANDING SHARES
----------------------------------         ----------------------               ------------------
Philip C. Modder                              1,122,443 (2)                          17.8%
3475 Sheridan Street
Hollywood, FL 33021

James L. Wilson                               1,007,630 (3)                          16.1%
3475 Sheridan Street
Hollywood, FL 33021

Jack E. & Molly W. Butler, TTE's,             354,827 (4)                             6.0%
U/A dated 11/13/90
150 SE 4 Avenue
Deerfield Beach, FL 33441

Robert D. & Martha L. Butler, TTE's           358,750 (5)                             6.1%
U/A dated 3/29/90
84 SE 4 Avenue
Deerfield Beach, FL 33441

Linda K. Strasser                             383,060 (6)                             6.4%
6770 NW 87 Avenue
Parkland, FL 33067

Timothy S. Butler                             449,738 (7)                             7.4%
H.C. 10, Box 580
Lakemont, GA 30552

Harold C. Friend                              347,708 (8)                             5.9%
3475 Sheridan Street
Hollywood, FL 33021

All Directors  and Executive                3,353,469 (5)                            54.3%
Officers as a Group (7 Persons)

(1) Information presented in this table has been obtained from the respective shareholders or from filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2) Includes options to purchase 409,553 shares that are exercisable within 60 days, and 67,511 shares owned by Mr. Modder's wife. The number of shares indicated does not include shares underlying options to purchase a number of shares equal to 6% of the shares sold in the offering that will be granted to Mr. Modder under the terms of his employment agreement. However, the percentage of shares owned after the offering has been adjusted to reflect the grant of these options.

(3) Includes options to purchase 335,785 shares that are exercisable within 60 days, and 40,844 shares owned by Mr. Wilson's wife. The number of shares indicated does not include shares underlying options to purchase a number of shares equal to 6% of the shares sold in the offering that will be granted to Mr. Wilson under the terms of his employment agreement. However, the percentage of shares owned after the offering has been adjusted to reflect the grant of these options.

(4) Jack E. and Molly W. Butler share voting and investment power with respect to such shares.

(5) Robert D. Butler, Sr. and Martha L. Butler share voting and investment power with respect to such shares. Includes options to purchase 11,841 shares that are exercisable within 60 days.

(6) Includes 16,667 shares owned by Linda Strasser's husband, Eugene Strasser who is a member of the Board of Directors of Southern Security, and options owned by Mr. Strasser to purchase 100,841 shares that are exercisable within 60 days.

(7) Includes 250,000 shares owned by a trust as to which Mr. Butler has sole voting and investment power and options to purchase 134,174 shares that are exercisable within 60 days.

(8) Includes options to purchase 19,953 shares that are exercisable within 60 days, 40,993 shares owned by Mr. Friend's wife, and 152,467 shares owned by Mr. Friend as custodian for his children.


                          INFORMATION ABOUT MANAGEMENT

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee but does not have Compensation or Nominating Committees. Compensation matters and nominations for positions on the Board are passed upon by the Board as a whole. The Board will consider, review and consider Shareholders' suggestions of nominees for Director that are submitted in writing to the Board, at the address of Southern Security's principal executive office, not less than 120 days in advance of the date Southern Security's proxy statement is released to Shareholders in connection with the previous year's Annual Meeting of Shareholders. The defined purposes and current membership of the Audit Committee is as follows.

AUDIT COMMITTEE. The Audit Committee has responsibility for general oversight of Southern Security's internal auditors, reviewing Southern Security's annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of Southern Security's financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Audit Committee also has responsibility for making a recommendation to the Board regarding the selection of Southern Security's independent auditors. The Audit Committee, which is chaired by Dr. Strasser met one time during 1998. In addition to Dr. Strasser, Mr. Timothy S. Butler and Dr. Harold C. Friend serve on the Audit Committee.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

The Board of Directors held six meetings in fiscal year 1998, and all of the Directors attended at least 75% of the aggregate of (a) the total number of meeting of the Board held during the period for which they served as Director, and (b) the total number of meetings held by all Committees of the Board on which they serve, except that, with respect to the Board meetings, Mr. Robert Butler attended 67%, Mr. Friend attended 50% and Mr. Strasser attended 67%. Mr. Friend did not attend one Audit Committee meeting held in fiscal year 1998.

COMPENSATION OF DIRECTORS

At present Southern Security does not compensate any of its Directors for their services to Southern Security as Directors, although it may do so in the future, subject to applicable regulatory approval. Southern Security may reimburse its Directors for their costs incurred for attending meetings of the Board. Southern Security's Bank subsidiary compensates its Directors, some of whom are Directors of Southern Security, by annual grants of options to purchase Common Stock of the Bank at par value ($1.00 per share). In 1998, 13,500 options were granted to the Directors. These options are exercisable for a period of eight years from the date of grant, except for the options granted to Messrs. Modder and Wilson, which are exercisable for a period of five years from the date of grant.

COMPENSATION OF MANAGEMENT

The following table shows information concerning annual and long-term compensation to certain Executive Officers for services to Southern Security for the years ended December 31, 1998, 1997 and 1996 The table includes information on Southern Security's Chairman and Chief Executive Officer, Philip C. Modder, and its President and Chief Operating Officer, James L. Wilson, (collectively, the "Named Executive Officers"). No other current Executive Officer earned more than $100,000 in salary and bonus in 1998.


                                ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                                -------------------                                ----------------------
     NAME AND
PRINCIPAL POSITION            YEAR         SALARY          OTHER ANNUAL         SECURITIES                        ALL OTHER
------------------            ----         ------          COMPENSATION (1)     UNDERLYING          LTIP         COMPENSATION
                                                           ----------------   OPTIONS/SARS (#)    PAYOUTS ($)    ------------
                                                                              ----------------    -----------
Philip C. Modder,             1998        $175,000            $17,000             76,464             -0-           $8,408 (2)
Chairman & President          1997        $175,000            $17,000             48,807             -0-           $8,408
                              1996        $127,000            $17,000             19,619             -0-           $8,408

James L. Wilson, Vice         1998        $175,000            $17,000             76,464             -0-           $5,878 (2)
Chairman & Chief              1997        $175,000            $17,000             42,671             -0-           $5,878
Executive Officer             1996        $103,000            $17,000             14,714             -0-           $5,878


(1) Includes automobile allowances in the amount of $10,800 per year for each of Messrs. Modder and Wilson.

(2) Includes payment of insurance premiums for each of Messrs. Modder and Wilson.

The following table shows information concerning options granted to Named Executive Officers during the fiscal year ended December 31, 1998.

OPTION/SAR GRANTS IN LAST FISCAL YEAR


                            NUMBER OF SECURITIES     PERCENTAGE OF TOTAL
                                 UNDERLYING         OPTIONS/SAR'S GRANTED
    NAME                   OPTIONS/SAR'S GRANTED      TO EMPLOYEES IN         EXERCISE OR BASE PRICE    EXPIRATION DATE
    ----                   ---------------------        FISCAL YEAR               ($/SHARE)             ---------------
                                                        -----------               ---------
Philip Modder                      76,464                    50%                     $5.00                 6/30/2008

James Wilson                       76,464                    50%                     $5.00                 6/30/2008


In addition, as Directors of the Bank subsidiary, each Messrs. Modder and Wilson received 13,500 options to purchase shares of common stock of the Bank, which are exercisable at par value ($1.00 per share) and are exercisable for a period of five years from the date of grant.

The following table shows information concerning option exercises and year-end option values for options held by the Named Executive Officers.


                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR
                                       AND

                        FISCAL YEAR-END OPTION SAR VALUES


                                                                             NUMBER OF SECURITIES
                                                                            UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                                               OPTIONS/SAR'S AT           IN-THE-MONEY
          NAME               SHARES ACQUIRED ON         VALUE REALIZED        FY-END EXERCISABLE/       OPTIONS/SAR'S AT
          ----                     EXERCISE             --------------          UNEXERCISABLE         FY-END EXERCISABLE/
                                   --------                                     -------------            UNEXERCISABLE
                                                                                                         -------------

Philip Modder                       - 0 -                   - 0 -                  409,553/0              $ - 0 - (1)

James Wilson                        - 0 -                   - 0 -                  335,785/0              $ - 0 - (1)


(1) Average option exercise price was $1.04 per share, the approximate book value of the shares. There is no market for Southern Security's Common Stock, and any shares issued upon exercise of the options would have been restricted under the Securities Act.

EMPLOYMENT AGREEMENTS

Philip C. Modder and James L. Wilson have Employment Agreements with Southern Security dated June 11, 1992 as amended June 30, 1997 (as so amended, the "Employment Agreements"). The Employment Agreements provided that Modder would serve as Southern Security's Chief Executive Officer and Chairman of the Board, and that Wilson would serve as Southern Security's President, Senior Loan Officer, and Chief Operating Officer. By Order of the Board of Directors of Southern Security on September 23, 1997 which was subsequently approved by bank regulators, and granted with an effective date of December 1, 1997, the positions of Messrs. Modder and Wilson were changed to Chairman of the Board and President, and Vice Chairman of the Board and Chief Executive Officer, respectively.

The Employment Agreements provide that Messrs. Modder and Wilson will each serve for a five year term from June 11, 1997, except if Southern Security does not deliver written notice to the respective executive at least six months prior to the end of the term, it shall automatically renew for an additional five year term. As currently in effect, each Employment Agreement provides for the following compensation to the executive.

     (1) Southern Security will pay each a base salary of $150,000 per year, subject to annual increase by the greater of the change in the Consumer Price Index ("CPI") or 5%, and a bonus equal to 2.5% of the pre-tax net income of Southern Security.

     (2) If Southern Security acquires the assets of any existing financial institution, it will pay them a bonus equal to 0.20% of the gross assets for each such transaction.

     (3) Beginning on July 1, 1997, and for the duration of the term of the agreements, Southern Security will make ten semi-annual grants of options to each of Modder and Wilson to purchase Common Stock. Each option will be exercisable for a period of ten years following the date of grant and will permit the purchase of 23,865 shares at 100% of market value on the date of grant. In the absence of an active trading market to establish fair market value, Southern Security has agreed with them that the options granted under their agreements on July 1, 1997, January 1, 1998, July 1, 1998, and January 1, 1999 (which grant was postponed until June 30, 1999), will be exercisable at the prices at which shares were offered in private placements on or about the date of grant.

     (4) During the term of the agreements, if additional shares of Southern Security stock are issued as the result of a private or public sale of stock, merger or acquisition of Southern Security involving the issuance of shares, each of them will immediately be granted options to purchase, during a ten year period following the date of grant, an amount of stock equal to 6% of the Common Stock outstanding as a result of the issuance.

     (5) If permitted by law and in accordance with applicable federal and state regulations, Southern Security will make loans to them equal to the exercise price of options granted under the agreements at interest rates not greater than prime plus 1% with a term of not less than 30 months.

     (6) If any of the options granted under the agreements is not an "incentive stock option" under the Internal Revenue Code, Southern Security will reimburse any taxes the executive is required to pay by reason thereof.

     (7) Southern Security will pay disability insurance premiums for coverage providing for benefits in the amount of 60% of the executive=s total annual compensation, subject to cost of living adjustments equal to the lesser of the change in the CPI or 12% per annum.

     (8) Southern Security will pay premiums for a Term Life insurance policy with a $2,000,000 death benefit, plus reimbursement of any income taxes the executive is required to pay as a result of payment of the premiums on the policy.

     (9) Southern Security will pay an automobile allowance of $900 per month, adjusted annually in accordance with the CPI plus sales taxes, insurance and operating costs of the auto.

     (10) Southern Security will pay for comprehensive medical and dental insurance for the executive.

TERMINATION PAYMENTS.

     The Employment Agreements contain provisions for additional compensation to the executive or his legal representatives in the event of termination, including:

     (1) if an Employment Agreement terminates for any reason, all options provided for thereunder become fully vested and exercisable for a period of ten years from the date of such termination;

     (2) if an Employment Agreement is terminated for any reason other than death or permanent disability, Southern Security will pay for the executive's comprehensive medical and dental insurance for two years following the date of termination;

     (3) in the event of the death or permanent disability of the executive, the
executive's   annual   compensation   shall   be  paid  to  him  or  his   legal
representatives for a period of 12 months following termination;

     (4) in the event of a Change of Control of Southern Security (defined to include the acquisition of 20% or more of the combined voting power or Southern Security's outstanding stock after the date of the agreement, a change in the majority of the Board of Directors of Southern Security in connection with a business combination, sale of assets or related transaction), if the executive terminates the agreement on 60 days written notice he shall receive a lump sum payment of 200% of his total annual compensation for the preceding 12 months; and

     (5) upon 60 days written notice before termination by the executive, the executive shall receive a lump sum payment of 200% of his annual compensation for the preceding 12 months together with continuation of employee benefits for the periods described above.

                              CERTAIN TRANSACTIONS

At June 30, 1997, Southern Security settled contractual liabilities under employment agreements with Mr. Modder totaling $105,277, and Mr. Wilson totaling $101,795, through the issuance of 58,487 and 56,553 shares of Common Stock respectively. Also at June 30, 1997, Southern Security settled non-interest bearing notes with Mr. Modder totaling $100,000 and Mr. Wilson totaling $50,000, through the issuance of 55,557 and 27,778 shares of Common Stock respectively.

Southern Security has recognized liabilities totaling approximately $144,000 and $215,000 at December 31, 1998 and December 31, 1997 respectively for Mr. Modder for amounts due for services performed in connection with his employment agreements. Southern Security has also recognized liabilities of approximately $134,000 and $75,000 at December 31, 1998 and December 31, 1997 respectively for Mr. Wilson for amounts due for services in connection with his employment agreement. During the year ended December 31, 1998, Mr. Modder voluntarily forgave $125,000 of compensation due to him, and Southern Security decreased the related liability accordingly. As of June 30, 1999, Southern Security owed $103,529 to Mr. Modder and $94,487 to Mr. Wilson for accrued and unpaid wages and benefits under their employment agreements. Southern Security currently owes $100,000 to a trust affiliated with John E. Butler, who is the father of Timothy
S. Butler and the uncle of Robert D. Butler, Jr. who are directors of Southern Security, pursuant to the terms of a note that bears interest at the rate of 8% per annum payable quarterly (the "Butler Note"). The Butler Note was issued on December 29, 1993 and matures every six months, when it is automatically renewed for an additional six months unless the trust notifies Southern Security of its intention to call the note thirty days prior to such maturity date. The next maturity date of the Butler Note is December 31, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under  Section  16 of the  Securities  and  Exchange  Act of 1934,  as  amended,
Directors and Executive Officers and certain other persons are required to report their ownership of equity securities of Southern Security, and any changes in that ownership, to the Securities and Exchange Commission and Southern Security. Based solely upon a review of reports furnished to Southern Security by such persons on Forms 3, 4, or 5 for the period ended December 31, 1998 (the "Section 16(a) Reports") and information provided by each individual, there were no persons failing to file these reports during 1998 concerning their status as Directors, Officers more than 10% shareholders of Southern Security:

                              SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the Proxy Statement for the next annual meeting must be submitted on a timely basis for the 2000 Annual Meeting of Shareholders. Shareholder proposals will be timely only if received by Southern Security at its principal executive offices no later than [December 1, 1999]. Any such proposals, as well as any questions related thereto, should be directed to the attention of Mr. Floyd D. Harper, Vice President and Secretary.

                              INDEPENDENT AUDITORS

A representative of McGladrey & Pullen, LLP ("McGladrey & Pullen"), Southern Security's independent auditors for 1997, is expected to attend the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. No member of McGladrey & Pullen has any past or present interest, direct or indirect, in Southern Security or its subsidiary.

                                  OTHER MATTERS

Except for the matters set forth above, the Board knows of no other matters which may be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgement in such matters.

Southern Security's 1998 Annual Report to Shareholders, although not a part of this Proxy Statement, is enclosed.

A copy of Southern Security's Annual Report on Form 10-K for the fiscal year 1998 may be obtained without charge by any shareholder of record by written request to Floyd D. Harper, Vice President and Secretary at Southern Security Bank Corporation, 3475 Sheridan Street, Hollywood, Florida 33021.

APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       SOUTHERN SECURITY BANK CORPORATION

                        Under Section 242 of the General
                    Corporation Law of the State of Delaware

     Southern Security Bank Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1. The Certificate of Incorporation of the Corporation shall be amended as follows:

     An Article TWELFTH shall be added to the Corporation's Certificate of Incorporation which shall read in its entirety as follows:

     TWELFTH. (1) The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution passed by a majority of the whole Board of Directors, which shall in no event cause the term of any incumbent director to be shortened or cause a decrease in the number of classes of directors except as required by law. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Initially, directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2000, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2001, and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2002. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

     (2) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the vote of the Board of Directors; and if the number of directors then in office is less than a quorum, then newly-created directorships and vacancies shall be filled by the vote of a majority of the remaining directors then in office. When the Board of Directors fills a vacancy, the director chosen to fill the vacancy shall be of the same class as the director he or she succeeds and shall hold office for the term of a director or that class and until his or her successor shall have been elected and qualified.

     (3) In addition to any requirements of law and any other provisions of this Certificate or Incorporation (and not withstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article TWELFTH of the this Certificate of Incorporation. Subject to the foregoing provisions of this Article TWELFTH, the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

     2. The Board of Directors of the Corporation duly adopted a resolution setting forth the amendment set forth above, declaring its advisability and directing that the amendment be considered at the next annual meeting of the stockholders of the Corporation entitled to vote in respect thereof. The amendment has been duly adopted by vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of outstanding stock of each class entitled to vote thereon as class, in accordance with Section 242(b) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James L. Wilson, its Chief Executive Officer, and Floyd D. Harper, its Secretary, this 22nd day of November, 1999.

                                      SOUTHERN SECURITY BANK CORPORATION


                                      By_______________________________________
                                        James L. Wilson

                       SOUTHERN SECURITY BANK CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                December 21, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF SOUTHERN SECURITY BANK CORPORATION

The undersigned shareholder(s) of Southern Security Bank Corporation hereby appoints Timothy S. Butler and Eugene J. Strasser, M.D., or either of them (with full power to act alone), with full power of substitution, as proxy or proxies, to represent and vote as designated below all the shares of Common Stock of Southern Security Bank Corporation (the "Company"), which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at Southern Security Bank, 3475 Sheridan Street, Hollywood, Florida at 4:00 p.m. on Tuesday, December 21, 1999, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are authorized to vote on the following matters.

1. AMENDMENT OF CERTIFICATE OF INCORPORATION to provide for a classified board of directors:

         [ ] FOR           [  ]  AGAINST             [  ]  ABSTAIN


2.       ELECTION OF DIRECTORS               Nominees are listed below

         [ ]      FOR the election           [ ]      WITHHOLD AUTHORITY
                  nominees listed below               to vote for all
                  (except as marked to                nominees listed below
                  the contrary below)

          R. David Butler and Harold C. Friend, M.D. to serve as Group I Directors until the Annual Meeting of Shareholders in 2000; Philip C. Modder and Eugene J. Strasser to serve as Group II Directors until the Annual Meeting of Shareholders in 2001; James L. Wilson and Timothy S. Butler to serve as Group III Directors until the Annual Meeting of Shareholders in 2002.

          NOTE: IF PROPOSAL NO. 1 IS NOT approved, each person elected will serve a one year term until the next annual meeting of shareholders.

          INSTRUCTION:  To withhold authority to vote for any indicated nominee,
          write    the    name   of   the    nominee(s)    in   the    following
          space:__________________________________

3. SAID PROXIES ARE GIVEN DISCRETION TO VOTE UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

          The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL NO. 1, FOR THE ELECTION OF NOMINEES LISTED IN 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS.

          Please sign exactly as name appears above. When signing as attorneys, executors, administrators, trustee or guardian, please give full title as such. Proxies issued by a corporation should be signed with full corporate name by duly authorized officer or officers. If a partnership, please sign the partnership name by an authorized person. For joint tenants, each owner should sign.

          ---------------------------     --------------------------------------
          Dated

                                          --------------------------------------
                                          (Signature of Stockholder[s])

PLEASE SIGN, DATE, AND RETURN PROXY